Exhibit 99.1

LEAPFROG REPORTS SECOND QUARTER FISCAL YEAR 2016

FINANCIAL RESULTS AND OTHER ACTIONS

EMERYVILLE, Calif.—November 9, 2015—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the second quarter fiscal year 2016. The Company’s fiscal year covers the twelve-month period ending March 31, 2016.

Summary of financial results for the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014:

•	Consolidated net sales were $67.2 million, down 41%. U.S. segment net sales were down 41%, and international segment net sales were down 39%.
•	Net loss per basic and diluted share was $0.48 compared to prior year net loss per basic and diluted share of $0.03.
•	Cash and cash equivalents were $52.6 million as of September 30, 2015 compared to $111.3 million a year ago.
•	Total impact of foreign currency exchange rates on net sales was $2.3 million, or negative 2%.

“Our second quarter financial results fell significantly short of our expectations. Our sales were impacted by a far tougher retail landscape around the world than last year, with many of our key retail partners managing their inventories very tightly, resulting in more conservative and later placement of their up-front holiday orders. These challenges were compounded by reduced retail space support for our line and tough prior year comparisons from large shipments of clearance tablets and LeapBand last year. Our revenues were also reduced by significant markdown allowances to support our promotion plans for LeapTV over the holidays and our strategic move to tiered pricing on cartridge content. Our International sales continue to be impacted by the closure of Target in Canada, inventory issues with one of our key overseas distributors and the strength of the dollar versus last year. Operating losses were higher due to the reduction in sales, the above markdown allowances, lower of cost or market charges on LeapTV on-hand inventory, plus higher expenses associated with our recent ERP implementation and on-going litigation. While there’s still a lot of work ahead of us, we continue to make progress against our strategic initiatives. In October, we initiated additional cost cutting measures, including a second round of headcount reductions of 150 positions, or 26% of our work force,” said John Barbour, Chief Executive Officer.

“We remain committed to turning the company around as quickly as we can to position LeapFrog for long-term growth and leadership in educational entertainment. We recently launched our Leap Ahead integrated marketing campaign which we expect to build consumer demand for our products over the all-important holiday season and are focusing our efforts on a number of key opportunities to turnaround our financial performance. We continue to be a leader in the children’s tablet market with the introduction of our two new feature-filled tablets – the LeapFrog Epic Android-based Kid’s Tablet available in the Consumer Electronic sections and the LeapFrog Platinum Tablet available in the Early Learning Aisles. Sales of these premium tablets should also build demand for our extensive portfolio of fun educational content, which includes new games, books and videos. In addition, new strategic price drops on our LeapTV console and content will be featured in major retailer holiday catalogs and should help drive consumer demand for this award winning platform,” continued Mr. Barbour.

LeapFrog Enterprises, Inc.

Strategy Review

The Board of Directors and the management team continue to explore all financial, strategic and structural alternatives available to the Company. “We determined that it was appropriate to undertake this comprehensive review and execute those actions that have the best prospects of realizing improved shareholder value," said Bill Chiasson, the Chairman of LeapFrog’s Board of Directors. "This continues to be an important undertaking, and reinforces our commitment to shareholders as well as the commitment of the entire team to meeting the needs of our customers and continuing to provide them with award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. We remain focused on innovating and expanding our exceptional product portfolio while executing on the strategic and operational initiatives we announced earlier this year.”

Financial Overview for the Second Quarter Fiscal Year 2016 Ended September 30, 2015 Compared to the Quarter Ended September 30, 2014

Second fiscal quarter net sales were $67.2 million, down 41% compared to $113.6 million last year, and included a 2% negative impact from changes in currency exchange rates. In the U.S. segment, net sales were $45.4 million, down 41% compared to $77.6 million last year. In the International segment, net sales were $21.8 million, down 39% compared to $36.1 million last year, and included a 7% negative impact from changes in currency exchange rates.

Operating expenses for the second fiscal quarter were $40.3 million, relatively flat compared to $40.2 million last year due to higher legal, audit and consulting fees. Results of the headcount reductions implemented in the fourth quarter fiscal year 2015 yielded $2.5 million in savings this quarter, or 14% year-over-year. However, those savings were partially offset by current year retention bonus accruals of $1.1 million and a $1.3 million reversal of prior period incentive compensation accruals. Loss from operations was $34.0 million, compared to prior year’s loss of $3.1 million due to sales and gross margin declines.

Net loss for the second fiscal quarter was $34.1 million, or $0.48 per basic and diluted share compared to prior year net loss of $2.0 million, or $0.03 per basic and diluted share.

Non-GAAP adjusted EBITDA1 for the quarter was negative $26.4 million compared to EBITDA of $6.3 million a year ago.

Fiscal 2016 Financial Outlook

“We are very focused on significantly reducing the cost base of our business” said Ray Arthur, Chief Financial Officer. “As a result of ongoing cost reduction efforts and two major restructuring actions taken this calendar year, we expect operating expenses, excluding impairments and depreciation to be down approximately $20 million to $25 million in the second half of our fiscal year 2016, compared to the prior year.”

1 Adjusted EBITDA is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc.

The Company’s updated outlook for fiscal year 2016 is for net sales to contract considerably relative to the prior year, and operating losses, excluding goodwill and impairments to be greater than fiscal year 2015 losses.

Conference Call and Webcast

LeapFrog will hold a conference call on November 9, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (844) 732-6283 and request conference ID 66660326. A telephonic replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 66660326.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, its innovative new active video gaming system LeapTV, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child's learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

TM & © 2015 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically adjusted EBITDA.

Adjusted EBITDA is defined as earnings (or net income (loss)) before interest, income taxes, depreciation and amortization, goodwill impairment, impairment of long-lived assets, other expenses (income) and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions.

LeapFrog Enterprises, Inc.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. Additionally, these non-GAAP measures may not be comparable to similarly-titled measures used by other companies. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding our progress against our strategic initiatives, operating expense reduction from headcount reductions, our marketing campaign’s ability to build consumer demand for our products, sales of premium tablets building demand for our content, price reductions driving consumer demand for LeapTV, the level of operating expenses in the second half of our 2016 fiscal year and our financial outlook for the 2016 fiscal year. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our ability to maintain adequate inventory levels, our reliance on a small group of retailers for the majority of our gross sales, the sufficiency of our liquidity, deterioration of global economic conditions, the effectiveness of our marketing and advertising efforts, our ability to compete effectively with competitors, our ability to attract and retain highly skilled personnel, our ability to maintain or acquire licenses, the impact of potential impairment charges or valuation allowances, the seasonality of our business, significant changes in the cost or availability of our components and raw materials, our reliance on a limited number of manufacturers, system failures in our digital services, our ability to protect or enforce our intellectual property rights, defects in our products, the risks associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, changes in trade relations, armed hostilities, terrorism, labor strikes, natural disasters or public health issues, failure to successfully implement new strategic operating initiatives, impacts from acquisitions, mergers or dispositions, continued ownership by a few stockholders of a significant percentage of the voting power in the Company, our ability to regain compliance with NYSE listing requirements and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

Contact Information

Investors:	Media:

Nancy Lee	Katie Zeiser
Investor Relations	Public Relations
(510) 420-5150	(510) 420-5331
ir@leapfrog.com	kzeiser@leapfrog.com

LeapFrog Enterprises, Inc.

 LEAPFROG ENTERPRISES, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands, except per share data)

 (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014

Net sales	$67,245	$113,645	$105,920	$160,622
Cost of sales	60,987	76,635	92,430	114,779
Gross profit	6,258	37,010	13,490	45,843

Operating expenses:
Selling, general and administrative	23,070	20,321	44,953	41,365
Research and development	8,755	7,363	16,538	14,974
Advertising	6,686	9,717	8,111	12,758
Impairment of long-lived assets	1,114	-	3,884	-
Depreciation and amortization	634	2,758	1,086	5,600
Total operating expenses	40,259	40,159	74,572	74,697
Loss from operations	(34,001)	(3,149)	(61,082)	(28,854)

Other income (expense):
Interest income	29	26	63	61
Interest expense	-	-	(2)	-
Other, net	95	124	(417)	(230)
Total other income (expense), net	124	150	(356)	(169)
Loss before income taxes	(33,877)	(2,999)	(61,438)	(29,023)
Provision for (benefit from) income taxes	189	(973)	(47)	(10,629)
Net loss	$(34,066)	$(2,026)	$(61,391)	$(18,394)

Net loss per share:
Class A and B - basic and diluted	$(0.48)	$(0.03)	$(0.87)	$(0.26)

Weighted average shares used to calculate net loss
per share:
Class A and B - basic and diluted	70,817	70,052	70,732	69,906

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30,		March 31,
	2015	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$52,604	$111,344	$127,176
Accounts receivable, net of allowances for doubtful accounts
of 1,341, $402 and $854, respectively	60,504	98,965	19,618
Inventories	75,715	108,197	71,927
Prepaid expenses and other current assets	9,600	12,380	10,012
Deferred income taxes	964	23,708	553
Total current assets	199,387	354,594	229,286
Deferred income taxes	780	63,232	1,792
Property and equipment, net	702	36,769	1,676
Capitalized content costs, net	21,870	22,235	22,510
Goodwill	-	19,549	-
Other intangible assets, net	2,722	4,220	3,453
Other assets	751	1,365	1,475
Total assets	$226,212	$501,964	$260,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,792	$56,967	$16,578
Accrued liabilities	25,442	26,914	21,582
Deferred revenue	11,501	12,405	11,921
Deferred income taxes	530	-	1,630
Income taxes payable	465	298	267
Total current liabilities	75,730	96,584	51,978
Long-term deferred income taxes	452	-	323
Other long-term liabilities	444	459	1,365
Total liabilities	76,626	97,043	53,666
Stockholders' equity:
Class A Common Stock, par value $0.0001; Authorized - 139,500 shares;
Outstanding: 66,559, 65,764 and 66,084, respectively	7	7	7
Class B Common Stock, par value $0.0001; Authorized - 40,500 shares;
Outstanding: 4,394, 4,396 and 4,394, respectively	-	-	-
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	439,673	428,546	434,728
Accumulated other comprehensive loss	(5,944)	(1,251)	(5,450)
Accumulated deficit	(283,965)	(22,196)	(222,574)
Total stockholders’ equity	149,586	404,921	206,526
Total liabilities and stockholders’ equity	$226,212	$501,964	$260,192

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Operating activities:
Net loss	$(34,066)	$(2,026)	$(61,391)	$(18,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,056	6,957	8,003	13,233
Impairment of long-lived assets	1,114	-	3,884	-
Deferred income taxes	(197)	(833)	(379)	(10,840)
Stock-based compensation expense	2,454	2,449	5,116	5,680
Allowance for doubtful accounts	401	176	497	518
Other changes in operating assets and liabilities:
Accounts receivable, net	(36,048)	(68,300)	(41,635)	(70,590)
Inventories	1,488	(45,904)	(3,735)	(57,464)
Prepaid expenses and other current assets	2,943	(218)	518	(2,212)
Other assets	113	52	721	103
Accounts payable	20,388	25,246	21,765	39,570
Accrued liabilities	5,926	4,428	4,158	2,104
Deferred revenue	(209)	84	(412)	(341)
Other long-term liabilities	240	(553)	363	(650)
Income taxes payable	172	(150)	195	(387)
Net cash used in operating activities	(31,225)	(78,592)	(62,332)	(99,670)
Investing activities:
Purchases of property and equipment and other intangible assets	(2,268)	(7,484)	(5,194)	(15,066)
Capitalization of content and website development costs	(1,640)	(3,952)	(6,545)	(8,164)
Net cash used in investing activities	(3,908)	(11,436)	(11,739)	(23,230)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	146	1,085	146	1,479
Cash paid for payroll taxes on restricted stock unit releases	(17)	(147)	(317)	(841)
Common stock repurchased	-	-	-	(38)
Excess tax benefits from stock-based compensation	-	-	-	11
Net cash provided by (used in) financing activities	129	938	(171)	611
Effect of exchange rate changes on cash	(633)	1,214	(330)	1,645
Net change in cash and cash equivalents	(35,637)	(87,876)	(74,572)	(120,644)
Cash and cash equivalents, beginning of period	88,241	199,220	127,176	231,988
Cash and cash equivalents, end of period	$52,604	$111,344	$52,604	$111,344

LeapFrog Enterprises, Inc.

 LEAPFROG ENTERPRISES, INC.

 SUPPLEMENTAL FINANCIAL INFORMATION

 (In thousands)

 (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Net sales	$67,245	$113,645	$105,920	$160,622
Cost of sales (1)	60,987	76,635	92,430	114,779
Gross profit	6,258	37,010	13,490	45,843

Operating expenses: (2)
Selling, general and administrative	23,070	20,321	44,953	41,365
Research and development	8,755	7,363	16,538	14,974
Advertising	6,686	9,717	8,111	12,758
Goodwill impairment	-	-	-	-
Impairment of long-lived assets	1,114	-	3,884	-
Depreciation and amortization	634	2,758	1,086	5,600
Total operating expenses	40,259	40,159	74,572	74,697
Loss from operations	(34,001)	(3,149)	(61,082)	(28,854)

Other income (expense):
Interest income	29	26	63	61
Interest expense	-	-	(2)	-
Other, net	95	124	(417)	(230)
Total other income (expense), net	124	150	(356)	(169)
Loss before income taxes	(33,877)	(2,999)	(61,438)	(29,023)
Provision for (benefit from) income taxes	189	(973)	(47)	(10,629)
Net Loss	$(34,066)	$(2,026)	$(61,391)	$(18,394)

(1) Includes depreciation and amortization	3,422	4,199	6,917	7,633

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,127	2,090	4,442	4,928
Research and development	327	359	674	752

Segment data:
Net sales:
U.S. segment	45,399	77,558	73,458	108,266
International segment	21,846	36,087	32,462	52,356

Income (loss) from operations*:
U.S. segment	(36,507)	(8,865)	(63,101)	(34,155)
International segment	2,506	5,716	2,019	5,301

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc.

 LEAPFROG ENTERPRISES, INC.

 SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

 RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

 (In thousands, except per share data)

 (Unaudited)

The following table presents a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, impairment of long-lived assets, other expenses (income), and stock-based compensation.

	Three Months Ended September 30,		Six Months Ended September 31,
	2015	2014	2015	2014

Net loss - GAAP	$(34,066)	$(2,026)	$(61,391)	$(18,394)
(Less) add:
Interest income	(29)	(26)	(63)	(61)
Interest expense	-	-	2	-
Provision for (benefit from) income taxes	189	(973)	(47)	(10,629)
Depreciation and amortization	4,056	6,957	8,003	13,233
Impairment of long-lived assets	1,114	-	3,884	-
Other expense (income), net	(95)	(124)	417	230
Stock-based compensation	2,454	2,449	5,116	5,680
Adjusted EBITDA - Non-GAAP	$(26,377)	$6,257	$(44,079)	$(9,941)